UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2014

MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

WV	000-50567	20-0034461
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

301 Virginia Avenue, Fairmont, WV  26554-2777
(Address of Principal Executive Offices) (Zip Code)

304-363-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 11, 2014, MVB Financial Corp. held a Special Meeting of Shareholders.

The Proxy Committee certified that 2,212,062 or 59.7% of the 3,707,973 voting shares of MVB Financial Corp. were represented in person or by proxy and that in accordance with the Bylaws of MVB Financial Corp., a quorum was present.

The results of the proxy voting rounded to the nearest number of whole shares are as follows:

Proposal 1:  “To approve an amendment to the MVB Financial Corp. Articles of Incorporation to provide for an increase from 8,500 to 20,000 the number of authorized preferred shares”.

The following votes were cast:

FOR	AGAINST or WITHHELD	ABSTAIN	Broker Non- Votes
1,896,384	39,094	4,625	271,959

Proposal 2:  “To approve an amendment to the MVB Financial Corp. Articles of Incorporation to provide for an increase from 10 million to 20 million the number of authorized shares of common stock and a related stock split effected as a stock dividend pursuant to which each issued and outstanding share of MVB common stock, par value $1.00 per share, would automatically be converted to two shares of MVB common stock, par value $1.00 per share and to authorize 20 million shares of Class A Common Stock, par value $1.00 per share”.

The following votes were cast:

FOR	AGAINST or WITHHELD	ABSTAIN	Broker Non- Votes
2,187,102	21,956	3,004	0

Proposal 3:  “To adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting, as more fully described in the accompanying proxy statement”.

The following votes were cast:

FOR	AGAINST or WITHHELD	ABSTAIN	Broker Non- Votes
2,177,729	17,582	16,751	0

No other matters were brought before the meeting.

With respect to Proposal 1, it is unclear whether the consent of the United States Treasury, as holder of 8,500 shares of Preferred Stock under the SBLF Program, is necessary.  The Certificate of Designation with respect to those shares requires the vote or consent by Treasury in order to authorize preferred stock which is senior to the shares issued to the Treasury.  Under West Virginia law, the terms and conditions of preferred stock are not set until a Certificate of Designation is filed with the Office of the Secretary of State.  No terms and conditions have been set for the additional shares of preferred stock authorized by the shareholders at the Special Meeting of Shareholders.  MVB Financial has contacted Treasury for a determination of whether consent is necessary, and if so, whether Treasury will grant the consent.  MVB Financial is awaiting Treasury’s decision and will not effectuate Proposal 1 until such time as a favorable response is received.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.
By	/s/ Larry F. Mazza
President & Chief Executive Officer

Date:  February 14, 2014

3